UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event
reported): December 23, 2014

Emerson Electric Co.
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(Exact Name of Registrant as Specified in Charter)

Missouri --------------------------------- (State or Other Jurisdiction of Incorporation)	1-278 ------------------- (Commission File Number)	43-0259330 --------------------------- (I.R.S. Employer Identification Number)

8000 West Florissant Avenue St. Louis, Missouri ------------------------------------------------ (Address of Principal Executive Offices)	63136 ------------------ (Zip Code)

Registrant’s telephone number, including area code:

(314) 553-2000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

The following information is furnished pursuant to Regulation FD.

Emerson 3-Month Orders Growth
(Percentage change versus prior year; trailing 3-month averages, excluding acquisitions and divestitures, including currency translation)

	September '14	October '14	November '14
Process Management	0 to +5	0 to +5	-5 to 0
Industrial Automation	0	-5 to 0	0
Network Power	0	0 to +5	0 to +5
Climate Technologies	+20	>+20	+15 to 20
Commercial & Residential Solutions	+5 to 10	+5 to 10	0 to +5
Total Emerson	+5	+5	0 to +5

November 2014 Orders Comments

Trailing three-month orders increased modestly, with growth reflecting mixed global market conditions and continued currency volatility. Underlying orders remained strong, led by Climate Technologies and Process Management.  Favorable market conditions in North America continued, supported by inventory growth in the HVAC industry ahead of the upcoming regulatory changes effective January 1, 2015.  Demand across other regions was mixed.  Currency translation deducted 6 percentage points.  Excluding a large Network Power project and the inventory build in the HVAC industry, underlying orders grew at a mid-single-digit rate. The strength of the U.S. dollar will continue to reduce reported orders and sales but the global cost structure will benefit from lower commodity prices. The effect of the significant decline in oil prices will be mixed on the global economy, with a positive impact in some key countries and markets.

Process Management orders trends continued to reflect significant unfavorable currency translation, which deducted 10 percentage points including backlog revaluation. Underlying orders growth slowed but remained solid, led by North America and Europe. Middle East/Africa orders growth softened. Demand was mixed but down overall in Asia and Latin America.

Industrial Automation orders were flat, reflecting a 4 percentage point deduction from currency translation. Underlying orders increased moderately, led by the power generating alternators, electrical distribution, and materials joining businesses. Demand for motors and drives remained down.

Network Power orders increased, as growth in data center markets offset weak global telecommunications investment. Demand for data center infrastructure was led by North America and Europe, which included the second phase of a large project in Sweden, while Asia and Latin America declined. Currency translation deducted 3 percentage points.

Climate Technologies orders growth remained robust, led by U.S. residential air conditioning markets that benefited from demand acceleration related to regulatory changes effective January 1, 2015. Strong momentum continued in Asia, while market conditions were slow in Europe. Strength in transportation drove refrigeration growth. Currency translation deducted 2 percentage points. As expected, orders growth slowed in the month of November, as the regulatory-driven inventory build nears completion.

Commercial & Residential Solutions orders grew modestly, reflecting continued momentum in North America. Growth was led by professional tools and food waste disposers. Currency translation deducted 1 percentage point.

Upcoming Investor Events

On Tuesday, February 3, 2015, Emerson will report first quarter 2015 results. Management will discuss the results during a conference call at 2:00 p.m ET the same day. Access to a live webcast of the discussion will be available at www.emerson.com/financial at the time of the call. A replay of the conference call will remain available for approximately three months.

On Thursday, February 19, 2015, Emerson will host its annual investor conference in New York from 9:00 a.m. to approximately 12:30 p.m. ET. Access to a live webcast of the presentation will be available at www.emerson.com/financial at the time of the event. A replay of the conference will remain available for approximately three months.

Forward-Looking and Cautionary Statements

Statements in this Current Report on Form 8-K that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties, and Emerson undertakes no obligation to update any such statements to reflect later developments. These risks and uncertainties include economic and currency conditions, market demand, pricing, protection of intellectual property, and competitive and technological factors, among others, as set forth in the Company's most recent Annual Report on Form 10-K and subsequent reports filed with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date:	December 23, 2014	By:	/s/ John G. Shively
John G. Shively Assistant General Counsel and Assistant Secretary